Exhibit 23.2


                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1993 Stock Option Plan, the 1993 Outside Director Stock Option Plan and the 1997 Employee Stock Purchase Plan for the registration of 250,000, 50,000 and 150,000 shares of common stock, respectively, of BGS Systems, Inc. of our report dated March 20, 1997, with respect to the consolidated financial statements and schedule of BGS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997.

                                        /S/ ERNST & YOUNG LLP

Boston, Massachusetts
June 23, 1997